Exhibit 10.2

Published CUSIP Number:

FIRST AMENDMENT OF CREDIT AGREEMENT

Dated as of November 23, 2004

among

GMH COMMUNITIES, LP

as a Borrower,

GMH COMMUNITIES TRUST

as a Guarantor,

THE SUBSIDIARY BORROWERS DEFINED HEREIN

as Subsidiary Borrowers

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and

L/C Issuer,

and

The Other Lenders Party Hereto

EUROHYPO AG, NEW YORK BRANCH

and

JPMORGAN CHASE BANK,

as Co-Syndication Agents

BANC OF AMERICA SECURITIES LLC,

as

Sole Lead Arranger and Sole Book Manager

FIRST AMENDMENT OF CREDIT AGREEMENT

THIS FIRST AMENDMENT OF CREDIT AGREEMENT (this “Amendment”) is entered into to be effective as of November 23, 2004, by and among GMH COMMUNITIES, LP, a Delaware limited partnership (“GMH Operating Partnership”), GMH COMMUNITIES TRUST, a Maryland real estate investment trust (the “Trust”), each Subsidiary of the Trust that becomes a borrower hereunder pursuant to Section 2.16 (individually, a “Subsidiary Borrower” and collectively, “Subsidiary Borrowers;” GMH Operating Partnership and Subsidiary Borrowers are individually called a “Borrower” and collectively called “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

R E C I T A L S

A.            Reference is hereby made to that certain Credit Agreement dated as of November 8, 2004, executed by the Trust, Borrowers, the Lenders defined therein, and Administrative Agent (as amended, the “Credit Agreement”).

B.            Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

C.            The Trust, Borrowers, Administrative Agent, and Lenders desire to modify certain provisions contained in the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to the Credit Agreement.

(a)           Section 1.01 of the Credit Agreement is hereby amended to delete the definition of “Applicable Rate” in its entirety and replace such definition with the following:

“Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Leverage Ratio	Eurodollar Rate + Letters of Credit	Base Rate +
1	≤0.45:1	1.50%	0.625%
2	>0.45:1 but ≤0.50:1	1.625%	0.875%
3	>0.50:1 but ≤0.55:1	1.75%	1.125%
4	>0.55:1	2.00%	1.375%

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Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered until and including the first (1st) Business Day immediately following the date such Compliance Certificate is actually delivered.  The Applicable Rate in effect from the Closing Date through the date of delivery of the initial Compliance Certificate delivered pursuant to Section 6.02(b) shall be determined based upon Pricing Level 2.

(b)           Section 4.01(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d)           The Trust shall have completed its initial public offering and shall have received at least $340,000,000 in gross cash equity.

(c)           Section 5.05(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)           The unaudited consolidated and consolidating balance sheet of the Companies dated June 30, 2004, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Companies as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(d)           Section 7.10(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)           Leverage Ratio.  Permit the Leverage Ratio as of the end of any fiscal quarter of the Trust to be greater than 60%.

(e)           Schedule 2.01 of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto.

(f)            Schedule 2 to Exhibit D of the Credit Agreement is hereby amended to delete Section V in its entirety and replace such Section with the following:

V.            Section 7.10(e) — Total Leverage Ratio.

A.	Liabilities	$

B.	Total Asset Value (See Schedule 1)	$

C.	Ratio of V.A. to V.B.

	Maximum Allowed	60%

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2.             Amendments of Credit Agreement and Other Loan Documents.

(a)           All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

(b)           Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

3.             Ratifications.  Each Loan Party that is a party hereto (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties and assurances, granted, conveyed, or assigned to the Administrative Agent and the Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of the present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as the Administrative Agent or the Lenders may reasonably request in order to create, preserve and protect those guaranties and assurances.

4.             Representations.  Each Loan Party that is a party hereto represents and warrants to Lenders that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by each such Loan Party; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by each such Loan Party of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon each Loan Party that is a party thereto and are enforceable against each Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity; (d) the execution, delivery, and performance by each Loan Party that is a party hereto of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Laws, order of any Governmental Authority, or material agreements to which any such Loan Party that is a party or by which any such Loan Party is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) both before and after giving effect to this Amendment, no Default or Event of Default exists.

5.             Conditions.  This Amendment shall not be effective unless and until:

(a)           this Amendment is executed by each Borrower, the Trust, Administrative Agent, and the Lenders;

(b)           the representations and warranties in this Amendment are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and

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(c)           both before and after giving effect to this Amendment, no Default or Event of Default exists.

6.             Continued Effect.  Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

7.             Miscellaneous.  Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be construed — and its performance enforced — under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

8.             Parties.  This Amendment binds and inures to each of the parties hereto and their respective successors and permitted assigns.

9.             ENTIRETIES.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank;

Signature Pages to Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GMH OPERATING PARTNERSHIP:

GMH COMMUNITIES, LP, a Delaware limited partnership

By:	GMH COMMUNITIES GP TRUST,
a Delaware trust, its General Partner

	By:	/s/ Gary M. Holloway
Gary M. Holloway
Managing Trustee

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TRUST:

GMH COMMUNITIES TRUST, a Maryland real estate investment trust

By:	/s/ Gary M. Holloway
Gary M. Holloway
President, Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ron Odlozil
Ron Odlozil, Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Ron Odlozil
Ron Odlozil, Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

JPMORGAN CHASE BANK, N.A., as a Lender and as a Co-Syndication Agent

By:	/s/ Donald Shokrian
Name: Donald S. Shokrian
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EUROHYPO AG, NEW YORK BRANCH, as a Lender and as a Co-Syndication Agent

By:	/s/ David Schwartz
Name: David Schwartz
Title: Executive Director

By:	/s/ Stephen Cox
Name: Stephen Cox
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MERRILL LYNCH CAPITAL CORPORATION, as a Lender

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MORGAN STANLEY BANK, as a Lender

By:	/s/ Daniel Twenge
Name: Daniel Twenge
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Steven P. Lapham
Name: Steven P. Lapham
Title: Managing Director

By:	/s/ Brenda Casey
Name: Brenda Casey
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BANK MIDWEST, N.A., as a Lender

By:	/s/ Paul Holewinski
Name: Paul Holewinski
Title: Executive Vice President

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$30,000,000	20.0%
Eurohypo AG, New York Branch	$30,000,000	20.0%
JPMorgan Chase Bank, N.A.	$25,000,000	16.666666667%
Deutsche Bank Trust Company Americas	$20,000,000	13.333333333%
Merrill Lynch Capital Corporation	$15,000,000	10.0%
Morgan Stanley Bank	$15,000,000	10.0%
Bank Midwest, N.A.	$15,000,000	10.0%
Total	$150,000,000	100.000000000%